360 Funds N-14/A

Exhibit 99(14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the filing of the Registration Statement on Form N-14 of the 360 Funds, regarding the reorganization of Copper Place Global Dividend Growth ETF.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 31, 2024